UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2017

eMedia Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-208049	47-5567250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue

New York, NY 10016

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (352) 330-6874

Aaboulevarden 3, 3

8000 Aarhus C, Denmark

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2017, eMedia Group Inc., a Nevada corporation (the “Company” or “EMMD”), entered into a Share Exchange Agreement (the “Agreement”) with HJ Invest Holdings ApS, a Danish corporation (“HJ”) and HP Invest Holdings ApS, a Danish corporation (“HP”). HJ and HP each own 30,000,000 of the issued and outstanding shares of EMMD and are also owned by EMMD’s executive officers and directors, Mr. Henrik Jorgensen and Mr. Christian Pedersen, respectively. EMMD owns 100% of the issued and outstanding shares of eTarg Media ApS, a Danish corporation (“eTarg”), its wholly-owned subsidiary. Pursuant to the Share Exchange Agreement, HJ and HP acquired all of the issuance and outstanding shares of capital stock of eTarg from the Company in exchange for cancellation of 60,000,000 restricted shares of EMMD’s common stock from HJ and HP. Prior to completion of the transactions contemplated by the Share Exchange Agreement, EMMD’s Vice President of Business, Mr. Kok Wong Liew, was elected to EMMD’s Board of Directors.

The Share Exchange Agreement was approved by one hundred percent (100%) of EMMD’s shareholders on January 2, 2017. The closing of the Share Exchange Agreement occurred on February 1, 2017. Following completion of the Share Exchange, Mr. Jorgensen and Mr. Pedersen resigned as officers and directors of EMMD. A description of the specific terms and conditions of the Share Exchange Agreement is set forth in the Share Exchange Agreement filed herewith as Exhibit 2.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Prior to completion of the Share Exchange Agreement discussed above in Item 1.01, Messrs. Jorgensen and Pedersen were deemed the control persons of EMMD since they each beneficially owned 37.5% of EMMD’s total issued and outstanding shares of common stock. As a result of such transaction, their shares of EMMD have been cancelled and returned to treasury reducing the total number of shares issued and outstanding to 20 million shares. At this point in time there is no person, entity or group that holds a majority of EMMD’s voting stock and as far as EMMD is aware, no shareholder holders more than 6% of the voting stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 1, 2017, the Board of Directors of EMMD accepted the resignations of Mr. Henrik Jorgensen as EMMD’s President and a member of the Board and Mr. Christian Pedersen as Secretary and Treasurer and a member of the Board.

On the same day, EMMD’s Vice President of Business, Mr. Kok Wong Liew, was elected as a member of EMMD’s Board of Directors and as its Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

2.01	Share Exchange Agreement dated January 2, 2017, entered into by and between the Registrant, HJ Invest Holdings ApS, a Danish corporation and HP Invest Holdings ApS, a Danish corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2017

By:	/s/ Kok Wong Liew
Name:	Kok Wong Liew
Title:	CEO

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